Exhibit 99.1
Contact: Elise Eberwein
480/693-5574
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS PROFITABLE
FIRST QUARTER 2006
Highlights of the new US Airways Group, Inc. first quarter 2006 results before the cumulative effect of a change in accounting principle:
•	First quarter 2006 profit of $64 million or $0.75 per diluted share.

•	Excluding special items, first quarter 2006 profit of $5 million or $0.05 per diluted share.

•	As of March 31, 2006, the Company had $2.6 billion in total cash and investments, of which $1.6 billion was unrestricted.
TEMPE, Ariz., May 9, 2006 — The new US Airways Group, Inc. (NYSE: LCC) today reported a first quarter 2006 profit before the cumulative effect of a change in accounting principle of $64 million or $0.75 per diluted share. This compares to a profit before the cumulative effect of a change in accounting principle of $28 million or $1.29 per diluted share for the same period last year. Results for the new US Airways Group’s first quarter 2006 are being compared to America West’s standalone results for first quarter 2005 due to the former US Airways Group and America West Holdings Corporation merger on Sept. 27, 2005. Although the merger was structured so that America West became a wholly owned subsidiary of the new US Airways Group, America West was treated as the acquiring company for accounting purposes under Statement of Financial Accounting Standards No. 141 “Business Combinations.”
US Airways Group’s first quarter 2006 results include a $90 million gain associated with the forgiveness by Airbus of a Company loan, which represents the return of certain aircraft deposits previously paid to Airbus as restructuring fees in conjunction with the merger. In addition, the Company recognized a $26 million unrealized gain related to the airline’s fuel hedges. These gains were offset in part by $46 million of merger-related transition expenses and $11 million of costs incurred in connection with the extinguishment of certain debt instruments as part of the loan refinancing completed with GE Commercial Finance on March 31, 2006. The Company also recognized a $1 million gain from the cumulative effect of a change in accounting principle upon the adoption of SFAS No. 123R, “Share-Based Payment.” Excluding these special items, the Company reported a first quarter 2006 profit of $5 million or $0.05 per diluted share versus a loss excluding special items of $16 million or $1.09 per diluted share in the first quarter of 2005. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.
US Airways Group Chairman, President and CEO Doug Parker stated, “We are extremely pleased to post a profitable first quarter. We couldn’t be more proud of our 35,000 employees who are doing a wonderful job of integrating our two airlines and taking care of our customers.
“While we recognize we are early in the integration process and we have much work yet to do, these results highlight the tremendous value we have achieved through the merger of US Airways and America West. Unit revenues were up significantly at both airlines as our customers experienced the value of our expanded network. While fuel prices remain an industry problem, the merger synergies are allowing us to keep our non-fuel related costs in line. With our merger we set out to build an airline that could be profitable in an extremely challenging environment and today’s results confirm that our outstanding employees are making that goal a reality.
“Looking forward we anticipate a very strong spring and summer and now expect to be profitable for the full year 2006, even after accounting for merger related expenses and with continued high fuel costs.”
Revenue and Cost Comparisons
The revenue environment during the first quarter 2006 showed considerable improvement over the same period in 2005. For the America West standalone network, total revenue per available seat mile (RASM) increased 16.2 percent during the first quarter 2006 to 10.27 cents while mainline yields increased 13.2 percent to 11.52 cents as compared to the same period last year. For the US Airways standalone network, RASM increased 27.7 percent to 13.34 cents while US Airways mainline yields increased 19.0 percent to 13.97 cents as compared to the same period last year.
Continued high fuel prices led to material cost increases for the new US Airways Group. Had fuel price per gallon remained constant for mainline and Express versus the first quarter 2005, US Airways Group’s first quarter 2006 operating expenses would have been $183 million lower. On a standalone basis, America West’s mainline operating costs per available seat mile (CASM) increased 11.2 percent to 8.76 cents for the first quarter 2006, largely driven by a 37.3 percent increase in the price of fuel from $1.42 to $1.95 per gallon. Excluding fuel and special items, America West’s mainline CASM increased 4.2 percent from 6.45 cents for the first quarter 2005 to 6.72 cents for the first quarter 2006 on a 1.4 percent decrease in available seat miles (ASMs). US Airways standalone mainline CASM during the first quarter 2006 increased 8.8 percent to 11.44 cents, primarily driven by the increased price of fuel. Excluding fuel and special items, US Airways’ standalone mainline CASM increased 4.3 percent to 8.42 cents for the first quarter 2006 on a 16.3 percent decrease in ASMs.

Liquidity
As of March 31, 2006, the Company had $2.6 billion in total cash and investments, of which $1.6 billion was unrestricted. US Airways completed a $1.1 billion refinancing in the first quarter, which was used to replace approximately $1.1 billion of outstanding debt at lower interest rates and with an extended amortization period. The refinancing transaction was subsequently upsized to $1.25 billion in April 2006.
Summary of Integration Progress
The Company’s integration efforts remain on track. The following list includes a summary of integration progress the Company has achieved since closing the merger between America West Holdings and US Airways Group last September 2005.
Operations
•	Achieved the top ranking in on-time performance among all major airlines as reported by the Department of Transportation (DOT) for the fourth quarter 2005 and the first quarter 2006.

•	Consolidated operations at the 30 airports where both airlines operated prior to the merger (seven airports remain to be integrated).

•	Signed an amended agreement with Embraer, agreeing to place an initial firm order for 25 Embraer 190 aircraft and an additional firm order for 32 Embraer 190 aircraft with options for up to 50 additional aircraft.
Finance
•	In April, completed a $1.25 billion refinancing, which was used to replace approximately $1.1 billion of outstanding debt at lower interest rates and with an extended amortization period.

•	In April, announced redemption of approximately $112 million in principal amount of America West Holdings Corporation’s 7.50 percent convertible senior notes due 2009. These notes were converted into approximately 3.9 million shares of common stock.

•	Combined all insurance programs for the new airline, which is anticipated to save an additional $41 million annually.
Marketing
•	Added numerous fares in several east coast markets including Philadelphia, Charlotte, Pittsburgh and New York/LaGuardia.

•	Released new US Airways Vacations web site with improved functionality and eliminated the America West Vacations brand.

•	Established Dividend Miles as the new Company’s frequent flyer program, and created mechanisms for reciprocal benefits, accrual and redemption.

•	Introduced a new affinity card with Barclays Bank.

•	Announced three new European destinations, Lisbon, Milan and Stockholm, which will begin service this summer.

•	Integrated certain inflight services, including the inflight magazine, entertainment and level-off and safety videos.
Labor Relations
•	Reached a Transition Agreement with the airline’s pilots and flight attendants.

•	Reached a Transition Agreement with a new labor alliance between the Communication Workers Association and the International Brotherhood of Teamsters, which represents the airline’s customer service employees.

•	Received single carrier certification by the National Mediation Board (NMB), and recently received notice that the NMB will hold an election in order to achieve single representation for the combined airline’s fleet service workers.

•	Recalled 55 furloughed US Airways pilots and up to 510 US Airways flight attendants.

•	Began bringing some of the currently outsourced reservations work back in house by increasing hiring in Winston-Salem, North Carolina and Reno, Nevada.
Culture
•	Paid out six consecutive monthly bonuses to employees below officer level for achieving on-time performance goals in October 2005 through March 2006 (totaling approximately $10 million).

•	Implemented new internal communication programs designed to ensure senior management visibility among all areas of the combined airline’s operation.

•	Unveiled the first of five heritage planes that will feature throwback liveries of the four major airlines that comprise the new US Airways (Allegheny, America West, Piedmont and PSA).

•	Began an aggressive leadership development training program that will ultimately touch all leaders at US Airways Group.
Analyst Conference Call/Webcast Details
US Airways will conduct a live audio webcast of its earnings call today at 12:30 p.m. EDT, which will be available to the public on a listen-only basis at www.usairways.com and www.americawest.com under the Public/Investor Relations tab. An archive of the call/webcast will be available in the Public/Investor Relations portion of both Web sites through June 9, 2006.
The airline also updated its investor relations guidance on its web sites (www.usairways.com and www.americawest.com <http://www.americawest.com>). Information updated includes cost per available seat mile (CASM) excluding fuel and transition expenses, fuel prices and hedging positions, estimated interest expense/income and merger related transition expense guidance. The investor relations update page also includes the airline’s capacity, fleet plan for 2006 and estimated capital spending for 2006.
About US Airways
US Airways and America West’s recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com. (LCCF)
Star Alliance was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, South African Airways, Spanair, SWISS, TAP

Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,500 daily flights to 842 destinations in 152 countries.
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the Company), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2006 and in the filings of the Company with the SEC, which are available at www.usairways.com and www.americawest.com.
Financial Tables to Follow

US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(in millions except share and per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended
	March 31, 2006	March 31, 2005
Operating revenues
Mainline passenger	$1,811	$577
Express passenger	611	103
Cargo	37	9
Other	189	44

Total operating revenues	2,648	733

Operating expenses
Aircraft fuel and related taxes	555	160
Gain on fuel hedging instruments, net:
Realized	(2)	(11)
Unrealized	(26)	(49)
Salaries and related costs	503	175
Express expenses
Fuel	172	32
Other	443	79
Aircraft rent	185	77
Aircraft maintenance	141	53
Other rent and landing fees	129	42
Selling expenses	107	36
Special items, net	(44)	1
Depreciation and amortization	45	12
Other	315	81

Total operating expenses	2,523	688

Operating income	125	45

Nonoperating income (expenses)
Interest income	26	2
Interest expense, net	(75)	(19)
Other, net	(12)	—

Nonoperating expenses, net	(61)	(17)

Income before income taxes and cumulative effect of change in accounting principle	64	28

Income tax provision	—	—

Income before cumulative effect of change in accounting principle	64	28

Cumulative effect of change in accounting principle	1	(202)

Net income (loss)	$65	$(174)

Income per share before cumulative effect of change in accounting principle:
Basic	$0.79	$1.90

Diluted	$0.75	$1.29

Net income (loss) per share:
Basic	$0.80	$(11.70)

Diluted	$0.76	$(6.58)

Shares used for computation (in thousands):
Basic	81,679	14,849

Diluted	93,362	25,666

US Airways Group, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended
	March 31, 2006	March 31, 2005
Mainline
Revenue passenger miles (in millions)	13,956	5,671
Available seat miles (ASM) (in millions)	18,230	7,301
Passenger load factor (percent)	76.6	77.7
Yield (cents)	12.97	10.18
Passenger revenue per ASM (cents)	9.93	7.90
Passenger enplanements (in thousands)	13,591	5,172
Aircraft (end of period)	367	138
Operating cost per ASM (cents)	10.47	7.90
Operating cost per ASM excluding special items (cents)	10.85	8.51
Operating cost per ASM excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net (cents)	7.82	6.47

Express
Revenue passenger miles (in millions)	2,431	699
Available seat miles (in millions)	3,659	981
Passenger load factor (percent)	66.4	71.3
Passenger revenue per ASM (cents)	16.71	10.54
Operating cost per ASM (cents)	16.82	11.31
Operating cost per ASM excluding aircraft fuel (cents)	12.12	8.02

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	16,387	6,370
Available seat miles (in millions)	21,889	8,282
Passenger load factor (percent)	74.9	76.9
Passenger revenue per ASM (cents)	11.06	8.22
Total revenue per ASM (cents)	12.10	8.84
Operating cost per ASM (cents)	11.53	8.30
*** Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, US Airways’ MidAtlantic regional jet division as well as operating and financial results from capacity purchases agreements with Mesa Airlines, Chautauqua Airlines, Air Wisconsin Airlines and Republic Airlines.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net — Mainline only
US Airways Group, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and gains or losses on fuel hedging instruments is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	3 Months Ended	3 Months Ended
	March 31, 2006	March 31, 2005
	(in millions)
Reconciliation of Income before Cumulative Effect of Change in Accounting Principle Excluding Special items for US Airways Group, Inc.

Income before cumulative effect of change in accounting principle as reported	$64	$28

Special items
Unrealized gains on fuel hedging instruments, net (1)	(26)	(49)
Special items, net (2)	(44)	1
Other special charges (3) (6)	11	4

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$5	$(16)

Weighted average common shares outstanding (in thousands):
Basic	81,679	14,849

Diluted	83,542	14,849

Income (loss) per share before cumulative effect of change in accounting principle, as adjusted for special items
Basic	$0.06	$(1.09)

Diluted	$0.05	$(1.09)

Reconciliation of Income before Cumulative Effect of Change in Accounting Principle Excluding Special items for America West Airlines, Inc.

Income before cumulative effect of change in accounting principle as reported	$57	$29

Special items:
Unrealized gains on fuel hedging instruments, net (1)	(26)	(49)
Special items, net (4)	(30)	1
Other special charges (3) (6)	11	4

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$12	$(15)

Reconciliation of Net Income (Loss) Excluding Special items for US Airways, Inc.

Net income (loss) as reported	$—	$(259)

Special items:
Special items, net (5)	(15)	—

Reorganization items, net (7)	—	2

Net loss, as adjusted for special items	$(15)	$(257)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net — Mainline only

	3 Months Ended	3 Months Ended
	March 31, 2006	March 31, 2005
Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel, Realized Gains on Fuel Hedging instruments, Net — Mainline only

US Airways Group, Inc.
(in millions)

Total operating expenses	$2,523	$688
Less Express expenses:
Fuel	(172)	(32)
Other	(443)	(79)

Total mainline operating expenses	1,908	577

Special items
Unrealized gains on fuel hedging instruments, net (1)	26	49
Special items, net (2)	44	(1)
Other special charges (6)	—	(4)

Mainline operating expenses, excluding special items	1,978	621

Aircraft fuel	(555)	(160)
Realized gains on fuel hedging instruments, net	2	11

Mainline operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	$1,425	$472

(in cents)
Mainline operating expenses per ASM	10.47	7.90

Special items per ASM
Unrealized gains on fuel hedging instruments, net (1)	0.14	0.67
Special items, net (2)	0.24	(0.01)
Other special charges (6)	—	(0.05)

Mainline operating expenses per ASM, excluding special items	10.85	8.51

Aircraft fuel	(3.04)	(2.19)
Realized gains on fuel hedging instruments, net	0.01	0.15

Mainline operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	7.82	6.47

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net — Mainline only

	3 Months Ended	3 Months Ended
	March 31, 2006	March 31, 2005
America West Airlines Inc.
(in millions)

Total operating expenses	$776	$687
Less Express expenses:
Fuel	(46)	(32)
Other	(99)	(79)

Total mainline operating expenses	631	576

Special items:
Unrealized gains on fuel hedging instruments, net (1)	26	49
Special items, net (4)	30	(1)
Other special charges (6)	—	(4)

Mainline operating expenses, excluding special items	687	620

Aircraft fuel	(205)	(160)
Realized gains on fuel hedging instruments, net	2	11

Mainline operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	$484	$471

(in cents)
Mainline Operating expenses per ASM	8.76	7.88

Special items per ASM:
Unrealized gains on fuel hedging instruments, net (1)	0.36	0.67
Special items, net (4)	0.42	(0.01)
Other special charges (6)	—	(0.05)

Mainline operating expenses per ASM, excluding special items	9.54	8.49

Aircraft fuel	(2.85)	(2.19)
Realized gains on fuel hedging instruments, net	0.03	0.15

Mainline operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	6.72	6.45

US Airways, Inc.
(in millions)

Total operating expenses	$1,761	$1,804
Less: Express expenses	(499)	(419)

Total mainline operating expenses	1,262	1,385

Special items:
Special items, net (5)	15	—

Mainline operating expenses, excluding special items	1,277	1,385

Aircraft fuel	(349)	(321)

Mainline operating expenses, excluding special items and aircraft fuel	$928	$1,064

(in cents)
Mainline operating expenses per ASM (excluding Express expenses)	11.44	10.51

Special items per ASM:
Special items, net (5)	0.14	—

Mainline operating expenses per ASM, excluding special items	11.58	10.51

Aircraft fuel	(3.16)	(2.44)

Mainline operating expenses per ASM excluding special items and aircraft fuel	8.42	8.07

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net — Mainline only
FOOTNOTES:
1) The 2006 period includes a $26 million unrealized gain and the 2005 period includes a $49 million unrealized gain, resulting from mark-to-market accounting for changes in the fair value of AWA’s fuel hedging instruments.
2) The 2006 period includes a $90 million gain associated with the return of equipment deposits upon forgiveness of a loan and $46 million of merger related transition expenses. The 2005 period includes $1 million of charges related to aircraft removed from service.
3) The 2006 period includes $6 million of prepayment penalties and $5 million write-off of debt issue costs incurred with the extinguishment of debt in connection with the $1.25 billion debt refinancing.
4) The 2006 period includes a $51 million gain associated with the return of equipment deposits upon forgiveness of a loan, and $21 million of merger related transition expenses. The 2005 period includes $1 million of charges related to aircraft removed from service.
5) The 2006 period includes a $40 million gain associated with the return of equipment deposits upon forgiveness of a loan, and $25 million of merger related transition expenses.
6) The first quarter of 2005 includes $4 million loss on the sale-leaseback of one new Airbus A320 aircraft acquired during the period.
7) During the first quarter of 2005, US Airways recognized $2 million in reorganization items incurred as a direct result of its Chapter 11 filing. This expense includes $95 million of severance and benefits, a $91 million adjustment to the minimum pension liability, $15 million in professional fees, $8 million in damage and deficiency claims on rejected aircraft, $2 million in aircraft order penalties, partially offset by $207 million in gains related to the curtailment of US Airways’ defined benefit plans and other postretirement medical benefits and $2 million in interest on accumulated cash.

America West Airlines, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	Percent
	March 31, 2006	March 31, 2005	Change
Operating revenues
Mainline passenger	$652	$577	13.0
Express passenger	153	103	48.5
Cargo	9	9	—
Other	45	44	2.3

Total operating revenues	859	733	17.2

Operating expenses
Aircraft fuel and related taxes	205	160	28.1
Gain on fuel hedging instruments, net:
Realized	(2)	(11)	(81.8)
Unrealized	(26)	(49)	(46.9)
Salaries and related costs	174	175	(0.6)
Express expenses
Fuel	46	32	43.8
Other	99	79	25.3
Aircraft rent	86	77	11.7
Aircraft maintenance	52	53	(1.9)
Other rent and landing fees	45	42	7.1
Selling expenses	39	36	8.3
Special items, net	(30)	1	—
Depreciation and amortization	11	12	(8.3)
Other	77	80	(3.8)

Total operating expenses	776	687	13.0

Operating income	83	46	80.4

Nonoperating income (expenses)
Interest income	13	3	—
Interest expense, net	(28)	(21)	33.3
Other, net	(11)	1	—

Nonoperating expenses, net	(26)	(17)	52.9

Income before income taxes and cumulative effect of change of accounting principle	57	29	96.6

Income taxes	—	—	—

Income before cumulative effect of change in accounting principle	57	29	96.6

Cumulative effect of change in accounting principle	1	(202)	—

Net income (loss)	$58	$(173)	—

America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent
	March 31, 2006	March 31, 2005	Change
Mainline
Revenue passenger miles (in millions)	5,660	5,671	(0.2)
Available seat miles (ASM) (in millions)	7,199	7,301	(1.4)
Passenger load factor (percent)	78.6	77.7	0.9	pts
Yield (cents)	11.52	10.18	13.2
Passenger revenue per ASM (cents)	9.05	7.90	14.6

Passenger enplanements (in thousands)	5,091	5,172	(1.6)
Aircraft (end of period)	143	138	3.6
Block hours	133,970	136,497	(1.9)
Average stage length (miles)	1,027	1,022	0.5
Average passenger journey (miles)	1,578	1,624	(2.8)
Fuel consumption (gallons in millions)	105.2	107.2	(1.9)
Average fuel price (dollars per gallon)	1.95	1.42	37.3
Average fuel price including realized gains on fuel hedging instruments, net (dollars)	1.93	1.39	38.8
Full-time equivalent employees (end of period)	12,828	12,417	3.3

Operating cost per ASM (cents)	8.76	7.88	11.2
Operating cost per ASM excluding special items (cents)	9.54	8.49	12.4
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.72	6.45	4.2

Express
Revenue passenger miles (in millions)	847	699	21.2
Available seat miles (in millions)	1,167	981	19.0
Passenger load factor (percent)	72.6	71.3	1.3	pts
Passenger revenue per ASM (cents)	13.14	10.54	24.7
Passenger enplanements (in thousands)	1,639	1,199	36.7
Operating cost per ASM (cents)	12.45	11.32	10.0

Total
Revenue passenger miles (in millions)	6,507	6,370	2.2
Available seat miles (in millions)	8,366	8,282	1.0
Passenger load factor (percent)	77.8	76.9	0.9	pts
Total revenue per ASM (cents)	10.27	8.84	16.2
Passenger enplanements (in thousands)	6,730	6,371	5.6
Operating cost per ASM (cents)	9.28	8.29	11.9

US Airways, Inc.
Statements of Operations
(in millions)
(unaudited)

	Successor Company	Predecessor Company
	3 Months Ended	3 Months Ended	Percent
	March 31, 2006	March 31, 2005	Change
Operating revenues
Mainline passenger	$1,159	$1,133	2.3
Express passenger	458	314	45.9
Cargo	29	21	38.1
Other	158	154	2.6

Total operating revenues	1,804	1,622	11.2

Operating expenses
Aircraft fuel and related taxes	349	321	8.7
Salaries and related costs	329	408	(19.4)
Express expenses	499	419	19.1
Aircraft rent	99	98	1.0
Aircraft maintenance	90	72	25.0
Other rent and landing fees	84	89	(5.6)
Selling expenses	67	93	(28.0)
Special items, net	(15)	—	—
Depreciation and amortization	36	50	(28.0)
Other	223	254	(12.2)

Total operating expenses	1,761	1,804	(2.4)

Operating income (loss)	43	(182)	—

Nonoperating income (expenses)
Interest income	14	3	—
Interest expense, net	(55)	(75)	(26.7)
Reorganization items, net	—	(2)	—
Other, net	(2)	(3)	(33.3)

Total nonoperating expenses, net	(43)	(77)	(44.2)

Income (loss) before income taxes	—	(259)	—

Income tax provision	—	—	—

Net income (loss)	$—	$(259)	—

US Airways, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent
	March 31, 2006	March 31, 2005	Change
Mainline
Revenue passenger miles (in millions)	8,296	9,646	(14.0)
Available seat miles (ASM) (in millions)	11,031	13,186	(16.3)
Passenger load factor (percent)	75.2	73.2	2.0	pts
Yield (cents)	13.97	11.74	19.0
Passenger revenue per ASM (cents)	10.50	8.59	22.2

Passenger enplanements (in thousands)	8,500	10,253	(17.1)
Aircraft (end of period)	224	279	(19.7)
Block hours	192,921	247,053	(21.9)
Average stage length (miles)	827	780	6.0
Average passenger journey (miles)	976	941	3.7
Fuel consumption (gallons in millions)	182.3	218.2	(16.5)
Average fuel price (dollars per gallon) with related taxes	1.92	1.47	30.6
Full-time equivalent employees (end of period)	19,255	23,696	(18.7)

Operating cost per ASM (cents)	11.44	10.51	8.8
Operating cost per ASM excluding special items(cents)	11.58	10.51	10.2
Operating cost per ASM excluding special items and fuel (cents)	8.42	8.07	4.3

Express
Revenue passenger miles (in millions)	1,584	1,402	13.0
Available seat miles (in millions)	2,492	2,334	6.8
Passenger load factor (percent)	63.6	60.1	3.5	pts
Passenger revenue per ASM (cents)	18.38	13.45	36.7
Passenger enplanements (in thousands)	4,269	3,815	11.9
Operating cost per ASM (cents)	20.02	17.95	11.5

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	9,880	11,048	(10.6)
Available seat miles (in millions)	13,523	15,520	(12.9)
Passenger load factor (percent)	73.1	71.2	1.9	pts
Total revenue per ASM (cents)	13.34	10.45	27.7
Operating cost per ASM (cents)	13.02	11.62	12.0

US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31, 2006	December 31, 2005
Assets

Current assets
Cash equivalents and short-term investments	$1,598	$1,577
Restricted cash	5	8
Accounts receivable, net	495	353
Materials and supplies, net	223	229
Prepaid expenses and other	477	392

Total current assets	2,798	2,559

Property and equipment, net
Flight equipment	1,991	1,920
Ground property and equipment	539	532
Less accumulated depreciation and amortization	(467)	(431)

	2,063	2,021

Equipment purchase deposits	40	43

Total property and equipment	2,103	2,064

Other assets
Goodwill	702	732
Other intangibles, net	575	583
Restricted cash	1,007	792
Other assets	235	234

Total other assets	2,519	2,341

Total assets	$7,420	$6,964

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$124	$211
Accounts payable	535	530
Air traffic liability	1,243	788
Accrued compensation and vacation	178	209
Accrued taxes	240	171
Other accrued expenses	664	750

Total current liabilities	2,984	2,659

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	2,843	2,749
Deferred gains and credits	227	254
Employment benefit liabilities and other	869	882

Total noncurrent liabilities and deferred credits	3,939	3,885

Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	1,270	1,258
Accumulated deficit	(761)	(826)
Treasury stock	(13)	(13)

Total stockholders’ equity	497	420

Total liabilities and stockholders’ equity	$7,420	$6,964